                                                                     Exhibit 2.2

                                AMENDMENT NO. 1
                        TO AGREEMENT AND PLAN OF MERGER
                         Dated as of November 24, 1998


     TM Transitory Merger Corporation, a Michigan corporation ("BUYER"), TISM, Inc., a Michigan corporation ("TISM") and Mr. Thomas S. Monaghan (the "PRINCIPAL STOCKHOLDER"), individually and as trustee of The Thomas S. Monaghan Living Trust, hereby agree as follows:

1.   Reference to the Merger Agreement; Definitions.  Reference is made to the
     ----------------------------------------------
     Agreement and Plan of Merger dated as of September 25, 1998 (as amended, the "Merger Agreement"), among Buyer, TISM and the Principal Stockholder. Terms defined in the Merger Agreement and not otherwise defined herein are used herein as so defined.

2.   Amendments to Merger Agreement.  The Merger Agreement is hereby amended as
     ------------------------------
     follows:

     (a)  Amendments to Section 5.05.
          --------------------------

          (i) Clause (ii) of the first sentence of Section 5.05 is hereby amended and restated so as to read in its entirety as follows:
               "(ii) (a) a commitment letter dated as of the date hereof from J.P. Morgan Securities Inc. ("JPMSI") pursuant to which JPMSI has committed, subject to the terms and conditions set forth or referred to therein, to purchase subordinated debt securities in the amount of $380,000,000 and (b) a preliminary offering memorandum dated on or about November 24, 1998 relating to an offering by Domino's, Inc. of $275,000,000 of Senior Subordinated Notes due 2008 (which contemplates the concurrent sale of $105,000,000 of Preferred Stock);" and

          (ii) The second sentence of Section 5.05 is hereby amended and restated so as to read in its entirety as follows: "The aforementioned credit agreements and commitments to purchase debt and equity securities shall be referred to as the "FINANCING AGREEMENTS" and the financing described in clauses (i), (ii)(a) or (b), and (iii) shall be referred to as the "FINANCING.""

3.   Waiver under Merger Agreement.  Reference is made to the Amended and
     -----------------------------
     Restated Retention Agreements with Patrick Doyle and Bob Fulmer (the "Amended and Restated Retention Agreements"), a copy of which has been furnished to Buyer. The Buyer hereby waives the provisions of the Merger Agreement solely to the extent necessary to permit the execution and delivery of the Amended and Restated Retention Agreements.

4.   Miscellaneous.  Except to the extent specifically amended or waived hereby
     -------------
     the provisions of the Merger Agreement have not been otherwise amended or waived, and the Merger Agreement as amended and waived hereby is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of law rules of such state. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment or caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                              TM TRANSITORY MERGER CORPORATION


                              By: /s/ Andrew Balson
                                  --------------------------
                                  Name:  Andrew Balson
                                  Title: Vice President

                              TISM, INC.


                              By: /s/ Thomas S. Monaghan
                                  --------------------------
                                  Name:  Thomas S. Monaghan
                                  Title: Chairman and CEO


                              /s/ Thomas S. Monaghan
                              ------------------------------
                              THOMAS S. MONAGHAN
                              Individually and as Trustee

                                      -2-